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SOUTHWESTERN PUBLIC SERVICE COMPANY
(a New Mexico corporation)

UNDERWRITING AGREEMENT

To the Representatives named in Schedule I
hereto of the Underwriters named in
Schedule II hereto

Dear Sirs:

    Southwestern Public Service Company, a New Mexico corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), its Debt Securities of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (the "Debt Securities") to be issued under its Indenture, dated as of February 1, 1999, from the Company to The Chase Manhattan Bank, as trustee (the "Trustee"), as previously amended and supplemented and as to be amended and supplemented by a supplemental indenture relating to the Debt Securities (such Indenture as so supplemented and amended being hereinafter referred to as the "Indenture"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

    1.  Representations and Warranties by the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

    (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a prospectus, for the registration under the Act of the Debt Securities, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement (which date is set forth in Schedule I hereto). Any such amendment or supplement was filed with the Commission and any such amendment has become effective. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Debt Securities pursuant to Rule 424 and/or Rule 434 under the Act. Each prospectus used before such Prospectus Supplement has been filed that was used after the registration statement has become effective and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Copies of such registration statement, any preliminary prospectus and prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission. Such registration statement, as amended prior to the date of this Agreement, and such prospectus, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Debt Securities by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, the term "Prospectus" shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

    (b) No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the Commission and the Registration Statement, at the date of this Agreement, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus Supplement is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus.

    Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the Act and the rules and regulations of the Commission thereunder.

    (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

    (d) Arthur Andersen LLP, which audited the financial statements incorporated by reference in the Registration Statement, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

    (e) The financial statements of the Company filed as a part of or incorporated by reference in the Registration Statement or Prospectus fairly present the financial position of the Company as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the Prospectus Supplement.

    (f)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of Texas, Oklahoma and Kansas; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; and, except as set forth in the Prospectus Supplement, the Company has all material licenses and approvals required at the date hereof to conduct its business.

    (g) The Company has no subsidiaries.

    (h) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company, and there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus Supplement.

    (i)  Neither the execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Debt Securities, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement, the Debt Securities and the Indenture will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Articles of Incorporation, as amended, or by-laws of the Company, or of any contract, agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound or of any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

    (j)  The Debt Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting enforcement of creditors' rights, and will be entitled to the benefits of the Indenture which will be substantially in the form heretofore delivered to you.

    (k) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.

    (l)  The Company has good and valid title to all real and fixed property and leasehold rights which are owned by it, subject only to taxes and assessments not yet delinquent; as to parts of the Company's property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company's use of such property in the usual course of its business, and certain minor defects in titles which are not material, and defects in titles to certain properties which are not essential to the Company's business; and mechanics' lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

    (m) Other than as set forth or contemplated in the Prospectus as of the date hereof, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

    (n) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

    (o) Except as set forth in the Prospectus Supplement, the Company (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

    (p) All approvals and authorizations from the New Mexico Public Regulation Commission which are required for the valid authorization and issuance of the Debt Securities and the valid sale thereof under this Agreement, have been obtained and are in full force and effect and the approval of no other governmental or regulatory authority or body is necessary in connection with the issuance and sale by the Company of the Debt Securities pursuant to this Agreement, except that there must be compliance with the securities laws in the jurisdictions in which the Debt Securities are to be offered and sold.

    (q) The franchises held by the Company, together with the applicable Certificates of Convenience and Necessity issued by the New Mexico Public Regulation Commission, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

    2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Debt Securities set forth opposite their respective names in Schedule II hereto.

    3.  Delivery and Payment.  Delivery of and payment for the Debt Securities shall be made at the place, date and time specified in Schedule I hereto (or such other place, date and time not later than eight full business days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the "Closing Date"). Delivery of the Debt Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House (next day) funds or, if so indicated in Schedule I hereto, in federal (same day) funds. The Debt Securities will be delivered in global registered form except that, if for any reason the Company is unable to deliver the Debt Securities in global form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Debt Securities delivered in temporary form will be exchangeable without charge for Debt Securities in definitive form. Unless otherwise indicated on Schedule I, the Debt Securities will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto. The Debt Securities will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

    4.  Agreements.  The Company agrees with the several Underwriters that:

    (a) With the consent of the Representatives, the Company will cause the Prospectus Supplement to be filed pursuant to Rule 424(b) and/or Rule 434 under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Debt Securities is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

    (b) If, at any time when a prospectus relating to the Debt Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

    (c) The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424(b) and/or Rule 434 under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

    (d) The Company will furnish to each of the Representatives a signed copy of the Registration Statement as originally filed and of each amendment thereto, including the Form T -1 and all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

    (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Debt Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Debt Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

    (f)  So long as the Debt Securities are outstanding, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

    (g) During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

    5.  Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Debt Securities to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with "blue sky" qualifications, the determination of the legality of the Debt Securities for investment by institutional investors and the rating of the Debt Securities, and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

    6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Debt Securities shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

    (a) The Prospectus Supplement relating to the Debt Securities shall have been filed with the Commission pursuant to Rule 424(b) and/or Rule 434 within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

    (b) The Representatives shall be furnished with opinions, dated the Closing Date, of Gary R. Johnson, General Counsel of the Company; Hinkle, Hensley, Shanor & Martin L.L.P.; Rainey, Ross, Rice & Binns; and Foulston & Siefkin, counsel for the Company, substantially in the forms included as Exhibits A, B, C and D respectively.

    (c) The Representatives shall have received from Jones, Day, Reavis & Pogue, Chicago, Illinois, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to the incorporation of the Company, this Agreement, the validity of the Indenture, the Debt Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

    (d) The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

  (i)
  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

  (ii)
  there has been no material adverse change in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement or Prospectus Supplement.

    (e) The Representatives shall have received letters from Arthur Andersen LLP, independent public accountant for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent public accountant as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the financial statements and supplemental schedules incorporated by reference in the Registration Statement and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (a) any material modifications should be made to any unaudited financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; (b) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholders' equity or net current assets of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

    (f)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated by the Prospectus.

    (g) Subsequent to the date hereof, no downgrading shall have occurred, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

    (h) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement, and (ii) since the date of this Agreement, the Company shall not have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company, and there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated by the Prospectus.

    (i)  No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

    (j)  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

    If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

    7.  Conditions of Company's Obligations.  The obligations of the Company to sell and deliver the Debt Securities are subject to the following conditions:

    (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

    (b) At the Closing Date, the order of the New Mexico Public Regulation Commission authorizing and approving the issuance and sale of the Debt Securities shall be final and in full force and effect and the time for appeal therefrom or review thereof or intervention with respect thereto shall have expired.

    If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

    8.  Reimbursement of Underwriters' Expenses.  If the sale of the Debt Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Debt Securities, including the reasonable fees and disbursements of counsel for the Underwriters.

    9.  Indemnification.

    (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Debt Securities as originally filed or in any amendment thereof, or in the preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party for any legal or other expenses as reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein and provided further that such indemnity with respect to a preliminary prospectus or prospectus included in the registration statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Debt Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Debt Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus, provided that the Company shall have delivered the Prospectus, in a timely manner and in sufficient quantities to permit such delivery by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

    (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraphs (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

    (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debt Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

    10.  Default by an Underwriter.

    (a) If any Underwriter shall default in its obligation to purchase the Debt Securities which it has agreed to purchase hereunder (in this Section called the "Unpurchased Debt Securities"), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Debt Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Debt Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Debt Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Debt Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Debt Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Debt Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Debt Securities.

    (b) If, after giving effect to any arrangements for the purchase of the Unpurchased Debt Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as

provided in subsection (a) above, the aggregate principal amount of such Unpurchased Debt Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Debt Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder) of the Unpurchased Debt Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Unpurchased Debt Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Debt Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Debt Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Debt Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    11.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Debt Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) if a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) if trading in any securities of the Company shall have been suspended or halted, or (iv) if there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a war or national emergency or any other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Debt Securities on the terms and in the manner contemplated in the Prospectus.

    12.  Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Debt Securities. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

    13.  Notices.  All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth for that purpose in Schedule 1 hereto or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at Tyler at Sixth Street, Amarillo, Texas 79101, attention Secretary.

    14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

    15.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

    16.  Counterparts.  This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

    17.  Representation of the Underwriters.  The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

    18.  Other.  Time shall be of the essence for all purposes of this Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington D.C. is open for business.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
SOUTHWESTERN PUBLIC SERVICE COMPANY
By	/s/ PAUL E. PENDER Paul E. Pender Vice President and Treasurer

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

LEHMAN BROTHERS INC.
By	/s/ GREG HALL For itself or themselves and as Representatives of the several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated October 23, 2001

Registration Statement No. 333-63254

Representatives and Addresses:	Lehman Brothers Inc. Attention: Fixed Income Syndicate (with a copy to the Office of the General Counsel) 101 Hudson Street Jersey City, NJ 07302

Debt Securities:

Designation: Series B Senior Notes, 5.125% due 2006
Principal Amount: $500,000,000
Supplemental Indenture dated as of October 1, 2001
Date of Maturity: November 1, 2006
Interest Rate:	5.125% per annum, payable May 1 and November 1 of each year, commencing May 1, 2002
Purchase Price:	99.128% of the principal amount thereof, plus accrued interest from October 26, 2001 to the date of payment and delivery.
Public Offering Price:	99.728% of the principal amount thereof, plus accrued interest from October 26, 2001 to the date of payment and delivery.
Redemption Provisions:
The Company may redeem at any time at a redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Debt Securities being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus in each case accrued interest to the redemption date.

Payment to be made in federal (same day) funds.  /x/ Yes  / / No

Closing Date and Location:	October 26, 2001 Xcel Energy Inc. 800 Nicollet Mall, Suite 2900 Minneapolis, MN 55402
Office for Delivery of Debt Securities:	The Depository Trust Company c/o Chase Manhattan Bank 450 West 33rd Street New York, New York 10001
Office for Payment of Debt Securities:	Southwestern Public Service Company Tyler at Sixth Street Amarillo, Texas 79101
Office for Checking of Debt Securities:	The Depository Trust Company c/o Chase Manhattan Bank 450 West 33rd Street New York, New York 10001

SCHEDULE II

Name	Amount
Lehman Brothers Inc	$275,000,000
ABN AMRO Incorporated	41,250,000
Banc of America Securities LLC	41,250,000
Banc One Capital Markets, Inc	41,250,000
BNY Capital Markets, Inc	41,250,000
Commerzbank Capital Markets Corp	15,000,000
Tokyo-Mitsubishi International Inc	15,000,000
Wells Fargo Brokerage Services, LLC	15,000,000
Westdeutsche Landesbank Girozentrale	15,000,000

Total	$500,000,000

EXHIBIT A

    Form of opinion of Gary R. Johnson

Lehman Brothers Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc
Commerzbank Capital Markets Corp.
Tokyo-Mitsubishi International plc
Wells Fargo Brokerage Services, LLC
Westdeutsche Landesbank Girozentrale

Re:	$500,000,000 principal amount of Debt Securities, Series due November 1, 2006, 5.125% of Southwestern Public Service Company, a New Mexico corporation.

Gentlemen:

    For the purpose of rendering this opinion, I have examined the proceedings taken by Southwestern Public Service Company, a New Mexico corporation, herein called the "Company," with respect to the issue and sale by the Company of $500,000,000 principal amount of Debt Securities, Series due November 1, 2006, 5.125% herein called the "Debt Securities." In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Debt Securities including the Underwriting Agreement dated October 23, 2001 between you and the Company relating to your purchase of the Debt Securities, herein called the "Agreement," and have either participated in the preparation of or examined the Indenture dated February 1, 1999, as previously amended and supplemented, and the Supplemental Indenture dated as of October 1, 2001, creating the Debt Securities, all from the Company to The Chase Manhattan Bank, as Trustee (which Indenture, as so amended and supplemented, and Supplemental Indenture are herein collectively called the "Indenture"). I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the "Act"), with respect to the Debt Securities. Whenever the terms "Registration Statement" or "Prospectus" are used herein, they shall have the respective meanings set forth in the Agreement. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

I am of the opinion that:

    1.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or operations of the Company;

    2.  The Indenture has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not, in my opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit provided thereby;

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    3.  The Debt Securities are in due and proper form and the issuance and sale of the Debt Securities have been duly authorized by all necessary corporate action, and when duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Debt Securities will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (2) hereof) in accordance with their terms;

    4.  The Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding obligation of the Company, except to the extent that the provisions for indemnities may be held to be unenforceable as against public policy;

    5.  The consummation of the transactions contemplated in the Agreement and the fulfillment of the terms thereof and compliance by the Company with all the terms and provisions of the Indenture will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company is a party or by which it is bound, or the Articles of Incorporation, as amended, or by-laws of the Company or, to the best of my knowledge, any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

    6.  The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to the knowledge of such counsel are pending or threatened under Section 8(d) of the Act; the New Mexico Public Regulation Commission has issued its order authorizing and approving the issuance and sale of the Debt Securities; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and no further approval of, authorization, consent, certificate or order of any governmental body, federal, state or other, is required in connection with the issuance and sale of the Debt Securities by the Company to you as provided in the Agreement, except as may be required by state securities laws;

    7.  At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion is being expressed) complied as to form in all material respects with the requirements of the Act, the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder;

    8.  I do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

    9.  All statements contained in the Registration Statement and Prospectus under the caption "Description of Debt Securities" purporting to set forth the opinion of counsel or purporting to be based upon the opinion of counsel correctly set forth my opinion on said respective matters.

    For purposes of the opinions expressed in paragraphs 2, 3 and 4 above as to the enforceability of the Indenture, the Debt Securities and the Agreement, I have assumed that New York law is identical to Minnesota law. For all other purposes, this opinion is limited to the laws of the State of Minnesota and the federal law of the United States of America. In giving this opinion, I have relied, with your consent, as to all matters governed by the laws of the State of New Mexico and the State of Texas, upon the opinion of Hinkle, Hensley, Shanor & Martin L.L.P., as to all matters governed by the laws of the State of Oklahoma, upon the opinion of Rainey, Ross, Rice & Binns, and as to all matters governed by the laws of the State of Kansas, upon the opinion of Foulston & Siefkin. I believe that you

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and I are justified in relying on such opinions of Hinkle, Hensley, Shanor & Martin L.L.P.; Rainey, Ross, Rice & Binns; and Foulston & Siefkin.

    In the course of my participation in the preparation of the Registration Statement and Prospectus I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or Prospectus (except as to matters set forth in paragraphs 7 and 9 above) nothing has come to my attention that would lead me to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Agreement or at the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Respectfully submitted,
By	Gary R. Johnson General Counsel Southwestern Public Service Company

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EXHIBIT B

    Form of opinion of Hinkle, Hensley, Shanor & Martin L.L.P.

[Letterhead of Hinkle, Hensley, Shanor & Martin L.L.P.]

Lehman Brothers Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc
Commerzbank Capital Markets Corp.
Tokyo-Mitsubishi International plc
Wells Fargo Brokerage Services, LLC
Westdeutsche Landesbank Girozentrale

Ladies and Gentlemen:

    This opinion is being furnished to you in connection with the issue and sale by Southwestern Public Service Company (the "Company") of $500,000,000 principal amount of Debt Securities, Series due November 1, 2006, 5.125% herein called the "Debt Securities". This opinion is being delivered to you pursuant to Section 8(d) of the Underwriting Agreement, dated October 23, 2001 (the "Agreement"), between the Company and the several underwriters named therein (the "Underwriters"). Unless otherwise stated, defined terms used herein shall have the respective meanings given them in the Agreement.

    We are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization, issuance and sale by the Company of the Debt Securities. We have examined, among other things, the Registration Statement and the Prospectus, and any amendment or supplement thereto, the corporate records of the Company, the Indenture, the Supplemental Indenture creating the Debt Securities, the proceedings before The Public Regulation Commission of the State of New Mexico with respect to the issuance and sale of the Debt Securities and such other proceedings, papers and documents as we have deemed relevant for the purpose of rendering the opinions enumerated below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of all such latter documents. We have relied as to various questions of fact (but not as to legal conclusions) upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder. With respect to the opinions expressed in paragraph (vi) below, we have relied on information obtained from public records and from the Company.

    On the basis of the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or operations of the Company.

    (ii) The Indenture has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and

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delivered by the Trustee) constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not, in our opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit provided thereby.

    (iii) The Debt Securities are in due and proper form and the issuance and sale of the Debt Securities have been duly authorized by all necessary corporate action, and when duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Debt Securities will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (ii) hereof) in accordance with their terms.

    (iv) All approvals and authorizations of the New Mexico Public Regulation Commission, which are required for the valid authorization and issuance and the valid sale of the Debt Securities under the Agreement, have been obtained and are in full force and effect, and the approval of no other governmental regulatory body (including the Public Utility Commission of Texas, the State Corporation Commission of Kansas and the Corporation Commission of Oklahoma) is required in connection therewith. Copies of the Prospectus must be filed with the State Corporation Commission of Kansas, but this information filing is not a prerequisite to the authorization, issuance or sale of the Debt Securities. We express no opinion as to compliance with Blue Sky laws or the Public Utility Holding Company Act of 1935, as amended.

    (v) The Agreement has been duly authorized, executed and delivered by the Company.

    (vi) With minor exceptions relating to the use of streets and highways outside incorporated communities in New Mexico, Oklahoma, and Texas and with respect to the right of the City of Pampa, Texas, to purchase properties of the Company within its limits at a purchase price to be determined upon appraisal, the Company holds valid franchises in the territory in which it operates which have no burdensome restrictions and are adequate to conduct its business in such territory.

   (vii) The issuance of and the sale by the Company to you of the Debt Securities pursuant to the terms of the Agreement and the fulfillment by the Company of the other terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Restated Articles of Incorporation, as amended, its By-Laws, or any indenture, mortgage, deed of trust, or other agreement or instrument known to us to which the Company is now a party, or, to the best of our knowledge, any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

   (viii) The facsimile signature of an Executive Vice President, a Senior Vice President or a Vice President of the Company in lieu of his or her manual signature on the Debt Securities and the facsimile signature of the Secretary or an Assistant Secretary of the Company attesting the corporate seal in lieu of his or her manual signature on the Debt Securities have been duly and properly authorized by the Board of Directors of the Company, are not inconsistent with the provisions of the Restated Articles of Incorporation, as amended, or By-Laws of the Company and are valid and effective under the laws of the State of New Mexico; and the facsimile signatures of such officers on the Debt Securities have the same legal effect as though they had manually signed and attested the Debt Securities as such respective officers.

    We do not know of any legal or governmental proceeding (pending or threatened) required to be described in the Registration Statement or the Prospectus which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the

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Prospectus, or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

    In connection with this opinion, we have participated in discussions with officers and representatives of the Company, in certain of which your representatives and counsel also participated and at which the affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. There is no assurance that all possible material facts as to the Company were disclosed to us or that our familiarity with the Company or the operations in which it is engaged is such that we have necessarily recognized the materiality of such facts as were disclosed, and we have to a large extent relied upon statements of officers and representatives of the Company as to the materiality of those facts disclosed to us. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing, and to the other limitations and qualifications expressed in this letter, we may state that nothing has come to our attention that would lead us to believe that the Registration Statement, when it became effective, or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, at the date the Prospectus Supplement was filed with the Securities and Exchange Commission, the Prospectus included, or, at the date hereof, the Prospectus includes an untrue statement of a material fact or omitted, or omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that we do not express any belief as to the financial statements (including the debt securities thereto) or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, as to any information contained therein furnished to the Company in writing by any Underwriter expressly for use therein or as to the Statement of Eligibility.

    This opinion is limited to the laws of the States of New Mexico and Texas and the federal law of the United States of America. We have relied, with your consent, as to all matters governed by the laws of the State of Oklahoma, upon the opinion of Rainey, Ross, Rice & Binns, and as to all matters governed by the laws of the State of Kansas, upon the opinion of Foulston & Siefkin. In addition, we are not opining herein with respect to the securities or "blue sky" laws of any state. Finally, this opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

    The Chase Manhattan Bank, is hereby authorized to rely upon this letter as if this letter were addressed to it. Gary R. Johnson, counsel for the Company, and Jones, Day, Reavis & Pogue, counsel for the Underwriters, are hereby authorized to rely upon this letter as to matters governed by the laws of the States of New Mexico and Texas as if this letter were addressed to them. This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debt Securities or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby.

                      Very truly yours,

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EXHIBIT C

    Form of opinion of Rainey, Ross, Rice & Binns

[Letterhead of Rainey, Ross, Rice & Binns]

Lehman Brothers Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc
Commerzbank Capital Markets Corp.
Tokyo-Mitsubishi International plc
Wells Fargo Brokerage Services, LLC
Westdeutsche Landesbank Girozentrale

Ladies and Gentlemen:

    This opinion is being furnished to you in connection with the issue and sale by Southwestern Public Service Company (the "Company") of $500,000,000 principal amount of Debt Securities, Series due November 1, 2006, 5.125% herein called the "Debt Securities". This opinion is being delivered to you pursuant to Section 8(d) of the Underwriting Agreement, dated October 23, 2001 (the "Agreement"), between the Company and the several underwriters named therein (the "Underwriters"). Unless otherwise stated, defined terms used herein shall have the respective meanings given them in the Agreement. Subject to the limitations and qualifications set forth herein, it is our opinion that:

     (i) Insofar as the laws of Oklahoma are concerned, the issuance of the Debt Securities has been duly authorized by all necessary corporate action of the Company and (assuming that the Debt Securities delivered today to you have been authenticated by a duly authorized officer of the Trustee), such Debt Securities have been validly issued, are in due legal form and are the legal, valid, and enforceable obligations of the Company.

    (ii) The Company is duly registered in Oklahoma as a foreign corporation and is legally authorized to own property and to carry on the business in which it is engaged in Oklahoma.

    (iii) No approvals or authorizations of the Corporation Commission of Oklahoma are required for the valid sale of the Debt Securities under the Agreement and no other approval of any Oklahoma public regulatory body is required in connection with the authorization, issuance and sale of the Debt Securities by the Company. We express no opinion as to compliance by the Company with Blue Sky laws.

    (iv) With minor exceptions relating to the use of streets and highways outside of incorporated communities in Oklahoma, the Company holds valid franchises in the territory of Oklahoma in which it operates which are without burdensome restrictions and are adequate for the conduct of the business of the Company in such territory.

    This opinion is limited to the laws of the State of Oklahoma. In addition, we are not opining herein with respect to the securities or "blue sky" laws of any state. Finally, this opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

    The Chase Manhattan Bank is hereby authorized to rely upon this letter as if this letter were addressed to it. Gary R. Johnson, and Hinkle, Hensley, Shanor & Martin L.L.P., counsel for the Company, and Jones, Day, Reavis & Pogue, counsel for the Underwriters, are hereby authorized to rely upon this letter as to matters governed by the laws of the State of Oklahoma as if this letter were addressed to them. This letter is not being delivered for the benefit of, nor may it be relied upon by,

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the holders of the Debt Securities or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby.

                      Very truly yours,

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EXHIBIT D

    Form of opinion of Foulston & Siefkin

[Letterhead of Foulston & Siefkin]

Lehman Brothers Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc
Commerzbank Capital Markets Corp.
Tokyo-Mitsubishi International plc
Wells Fargo Brokerage Services, LLC
Westdeutsche Landesbank Girozentrale

Ladies and Gentlemen:

    We have acted as counsel to Southwestern Public Service Company (the "Company") in connection with the issue and sale by the Company of $500,000,000 principal amount of Debt Securities, Series due November 1, 2006, 5.125% herein called the "Debt Securities". This opinion is being delivered to you pursuant to Section 8(d) of the Underwriting Agreement, dated October 23, 2001 (the "Agreement"), between the Company and the several underwriters named therein (the "Underwriters"). Unless otherwise stated, defined terms used herein shall have the respective meanings given them in the Agreement.

    On the basis of the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

     (i) No approval or authorization of any Kansas public regulatory body (including the State Corporation Commission of the State of Kansas) is required for the valid authorization, issue and sale of the Debt Securities pursuant to the terms of the Agreement. Copies of the Registration Statement and the Prospectus have been filed with the State Corporation Commission of the State of Kansas, but this information filing is not a prerequisite to the authorization, issuance, or sale of the Debt Securities. We express no opinion as to the compliance by the Company with Blue Sky laws.

    (ii) The Company is duly registered in the State of Kansas as a foreign corporation and is legally authorized to own property and to carry on the business in which it is engaged in Kansas.

    (iii) The Company holds valid franchises or other authorities in the territory in Kansas in which it operates which are without burdensome restrictions and are adequate for the conduct of the business of the Company in such territory.

    This opinion is limited to the laws of the State of Kansas. In addition, we are not opining herein with respect to the securities or "blue sky" laws of any state. Finally, this opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

    The Chase Manhattan Bank is hereby authorized to rely upon this letter as if this letter were addressed to it. Gary R. Johnson, and Hinkle, Hensley, Shanor & Martin L.L.P., counsel for the Company, and Jones, Day, Reavis & Pogue, counsel for the Underwriters, are hereby authorized to rely upon this letter as to matters governed by the laws of the State of Kansas as if this letter were addressed to them. This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debt Securities or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby.

                      Very truly yours,

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UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D